As filed with the Securities and Exchange Commission on November 13, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

CURIS, INC.

(Exact name of registrant as specified in its charter)

Delaware	04-3505116
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

128 Spring Street, Building C – Suite 500
Lexington, MA 02421
(617) 503-6500

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

James E. Dentzer
President and Chief Executive Officer
Curis, Inc.
128 Spring Street, Building C – Suite 500

Lexington, MA 02421
(617) 503-6500

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copy to:

Peter N. Handrinos Wesley C. Holmes Jennifer A. Yoon Latham & Watkins LLP 200 Clarendon Street Boston, MA 02116 (617) 948-6000

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders named in this prospectus may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and the selling stockholders named in this prospectus are not soliciting offers to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.

Subject to completion, dated November 13, 2026

PROSPECTUS

33,333,360 Shares

Common Stock

This prospectus relates to the resale from time to time of up to 33,333,360 shares of common stock of Curis, Inc. by the selling stockholders listed on page 10, including their donees, pledgees, transferees or other successors-in-interest, consisting of (i) 2,574,517 shares of our common stock, par value $0.01, or the Common Stock, (ii) 14,092,163 shares of our Common Stock issuable upon the exercise of pre-funded warrants to purchase our Common Stock, or the October 2026 Pre-Funded Warrants, and (iii) 16,666,680 shares of our Common Stock issuable upon the exercise of warrants to purchase our Common Stock, or the October 2026 Common Warrants (or, in certain circumstances, pre-funded warrants). The shares of Common Stock, October 2026 Pre-Funded Warrants and October 2026 Common Warrants were sold to the selling stockholders in a private placement in October 2026, or the October 2026 Private Placement. The October 2026 Pre-Funded Warrants and October 2026 Common Warrants are collectively referred to as the October 2026 Warrants.

We will receive the proceeds from any exercise of the October 2026 Warrants for cash, if any. We will not receive any proceeds from the sale of the shares of Common Stock offered by this prospectus.

We have agreed, pursuant to a registration rights agreement that we have entered into with the selling stockholders, to bear all of the expenses incurred in connection with the registration of these shares. The selling stockholders will pay or assume discounts, commissions and fees of underwriters, selling brokers, dealer managers or similar securities industry professionals, if any, incurred for the sale of these shares of our common stock.

The selling stockholders identified in this prospectus, or their donees, pledgees, transferees or other successors-in-interest, may offer the shares from time to time on terms to be determined at the time of sale through ordinary brokerage transactions or through any other means described in this prospectus under the caption “Plan of Distribution.” The shares may be sold at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. For a list of the selling stockholders, see the section entitled “Selling Stockholders” on page 10.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

Our Common Stock is listed on The Nasdaq Capital Market, or Nasdaq, under the symbol “CRIS.” On November 12, 2026, the last reported closing sale price of our common stock on Nasdaq was $0.5718 per share. You are urged to obtain current market quotations for our common stock.

We are a “smaller reporting company” under applicable Securities and Exchange Commission rules and, as such, have elected to comply with certain reduced public company disclosure requirements for this prospectus and future filings. See “Prospectus Summary—Implications of Being a Smaller Reporting Company” for additional information.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 4 of this prospectus and in the documents incorporated by reference in this prospectus for a discussion of the factors you should carefully consider before deciding to purchase our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                         , 2026

You should rely only on the information contained in or incorporated by reference in this prospectus. We and the selling stockholders have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus may only be used where it is legal to offer and sell shares of our common stock. If it is against the law in any jurisdiction to make an offer to sell these shares, or to solicit an offer from someone to buy these shares, then this prospectus does not apply to any person in that jurisdiction, and no offer or solicitation is made by this prospectus to any such person. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus, regardless of the time of delivery of this prospectus or of any sale of common stock. Our business, financial condition, results of operations and prospects may have changed materially since such date.

Unless the context requires otherwise, all references in this prospectus to “we,” “us,” “our,” “Curis,” the “Company” and similar designations refer to Curis, Inc. and its subsidiaries. The Curis logo is a trademark of Curis in the United States and in other select countries. We may indicate U.S. trademark registrations and U.S. trademarks with the symbols “®” and “™”, respectively. Other third-party logos and product/trade names are registered trademarks or trade names of their respective owners.

PROSPECTUS SUMMARY

This summary highlights, and is qualified in its entirety by, the more detailed information included elsewhere in this prospectus or incorporated by reference in this prospectus. This summary does not contain all of the information that you should consider before investing. You should read and carefully consider the entire prospectus, especially the “Risk Factors” section of this prospectus, before deciding to invest in our common stock.

Overview

We are a biotechnology company focused on the development of emavusertib (CA-4948), an orally available, small molecule inhibitor of Interleukin-1 receptor associated kinase, or IRAK4 and FMS-like tyrosine kinase 3 or FLT3. Emavusertib is currently being evaluated in the TakeAim Lymphoma Phase 1/2 study (CA-4948-101) in patients with relapsed/refractory primary central nervous system lymphoma, or PCNSL, in combination with ibrutinib, a Bruton Tyrosine Kinase inhibitor or BTK inhibitor and in our recently initiated TakeAim CLL study, a Phase 2 combination study of emavusertib in chronic lymphocytic leukemia, or CLL, with zanubrutinib, a BTK inhibitor. Our monotherapy and combination studies of emavusertib in AML are substantially complete. Emavusertib has received Orphan Drug Designation from the U.S. Food and Drug Administration, or FDA, for the treatment of PCNSL, AML and MDS and from the European Commission for the treatment of PCNSL. We, through our 2015 collaboration with Aurigene Discovery Technologies Limited, or Aurigene, have the exclusive license to emavusertib.

Company Information

We were organized as a Delaware corporation in February 2000. Our principal executive offices are located at 128 Spring Street, Building C – Suite 500, Lexington, Massachusetts 02421, and our telephone number is (617) 503-6500. Our website is located at www.curis.com. The information contained in, or that can be accessed through, our website is not incorporated by reference into this prospectus and should not be considered to be a part of this prospectus. Our website address is included as an inactive textual reference only.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company,” meaning that the market value of our stock held by non-affiliates was less than $700 million measured on the last business day of our most recently completed second fiscal quarter and our annual revenue was less than $100 million during our most recently completed fiscal year. We may continue to be a smaller reporting company if either (i) the market value of our stock held by non-affiliates is less than $250 million measured on the last business day of our second fiscal quarter or (ii) our annual revenue was less than $100 million during the most recently completed fiscal year and the market value of our stock held by non-affiliates is less than $700 million measured on the last business day of our second fiscal quarter. For so long as we remain a smaller reporting company, we are permitted and intend to rely on exemptions from certain disclosure and other requirements that are applicable to other public companies that are not smaller reporting companies.

THE OFFERING
Common stock offered by selling stockholders	33,333,360 shares, consisting of (i) 2,574,517 shares of our Common Stock, par value $0.01, (ii) 14,092,163 shares of our Common Stock issuable upon the exercise of October 2026 Pre-Funded Warrants and (iii) 16,666,680 shares of our Common Stock issuable upon the exercise of outstanding October 2026 Common Warrants (or, in certain circumstances, Pre-Funded Warrants).
Use of proceeds	We will receive the proceeds from any exercise of the October 2026 Warrants for cash, if any. We will not receive any proceeds from the sale of the shares offered by this prospectus.
Risk factors	You should read the “Risk Factors” section on page 4 of this prospectus for a discussion of factors to consider carefully before deciding to invest in shares of our common stock.
Nasdaq Capital Market symbol	“CRIS”

DISCLOSURE OF CERTAIN FINANCIAL DATA REFLECTING REVERSE STOCK SPLIT

The following selected financial data has been derived from our audited financial statements in Curis’s Annual Report on Form 10-K for the year ended December 31, 2025 filed with the Commission on March 24, 2026 and our Quarterly Report on Form 10-Q for the period ended March 31, 2026 filed with the Commission on May 13, 2026, as adjusted to reflect the 1-for-20 reverse stock split effected on July 2, 2026 for all periods presented. Our historical results are not indicative of the results that may be expected in the future.

AS REPORTED (in thousands, except share and per share amounts)

	Three Months Ended March 31,		Year Ended December 31,
	2026	2025	2025	2024
Net loss	$(24,199)	$(10,616)	$(7,582)	$(43,389)
Net loss per share, basic and diluted	$(1.25)	$(1.25)	$(0.58)	$(6.88)
Weighted-average shares outstanding, basic and diluted	19,363,478	8,493,886	13,164,032	6,306,284
Common shares outstanding	39,978,693	10,462,250	12,928,853	8,487,818

AS ADJUSTED (in thousands, except share and per share amounts)

	Three Months Ended March 31,		Year Ended December 31,
	2026	2025	2025	2024
Net loss	$(24,199)	$(10,616)	$(7,582)	$(43,389)
Net loss per share, basic and diluted	$(24.99)	$(24.99)	$(11.52)	$(137.61)
Weighted-average shares outstanding, basic and diluted	968,276	424,781	658,297	315,315
Common shares outstanding	1,999,041	523,202	646,537	424,478

RISK FACTORS

Investing in our common stock involves a high degree of risk. You should carefully review the risks and uncertainties described under the heading “Risk Factors” contained in this prospectus, and under similar headings in our most recent Annual Report on Form 10-K, as updated by our subsequent Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K, which are incorporated by reference into this prospectus, before deciding whether to purchase any of the common stock being registered pursuant to this registration statement of which this prospectus is a part. Each of the risk factors could adversely affect our business, results of operations, financial condition and cash flows, as well as adversely affect the value of an investment in our common stock, and the occurrence of any of these risks might cause you to lose all or part of your investment. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS AND INDUSTRY DATA

This prospectus and the documents we incorporate by reference herein include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, which we refer to as the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act. For purposes of these statutes, any statement contained in this prospectus or in the documents we incorporate by reference herein, other than a statement of historical fact, may be a forward-looking statement, including without limitation statements regarding the plans, strategies and objectives of management for future operations; statements concerning product research, development and commercialization plans, timelines and anticipated results; statements of expectation or belief; statements with respect to clinical trials and studies; statements with respect to royalties and milestones; statements with respect to the therapeutic potential of drug candidates; expectations of revenue, expenses, earnings or losses from operations, or other financial results; and statements of assumptions underlying any of the foregoing. Without limiting the foregoing, in some cases, you can identify forward-looking statements by such terms as “anticipate,” “believe,” “could,” “estimate,” “opportunity,” “expect,” “focus,” “intend,” “may,” “mission,” “plan,” “potential,” “project,” “seek,” “should,” “likelihood,” “strategy,” “will,” “would” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements may include, but are not limited to, statements about:

•	the initiation, timing, progress and results of future preclinical studies and clinical trials, and our research and development program for emavusertib;

•	our estimates of the period in which we anticipate that existing cash and cash equivalents will enable us to fund our current and planned operations;

•	our ability to continue as a going concern;

•	our ability to obtain additional financing;

•	our ability to establish and maintain collaborations;

•	our plans to develop and commercialize emavusertib;

•	the timing or likelihood of regulatory filings and approvals;

•	the implementation of our business model and strategic plans for our business, drug candidate and technology;

•	our estimates regarding expenses, future revenue and capital requirements;

•	developments and projections relating to our competitors and our industry;

•	our commercialization, marketing and manufacturing capabilities and strategy;

•	the rate and degree of market acceptance and clinical utility of our products;

•	our ability to regain and maintain compliance with the listing standards of The Nasdaq Stock Market LLC;

•	our competitive position; and

•	our intellectual property position.

Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors. We therefore caution you against relying on any of these forward-looking statements. These forward-looking statements are only predictions and are subject to risks, uncertainties and assumptions that are referenced in the section of this prospectus entitled “Risk Factors.” You should also carefully review the risk factors, risk factor summary and cautionary statements described in the other documents we file from time to time with the Securities and Exchange Commission, or SEC, specifically our most recent Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K. If one or more of these factors materialize, or if any underlying assumptions prove incorrect, our actual results, performance or achievements may vary materially from any future results, performance or achievements expressed or implied by these forward-looking statements.

You should consider these factors and the other cautionary statements made in this prospectus and the documents we incorporate by reference herein as being applicable to all related forward-looking statements wherever they appear in this prospectus or the documents incorporated by reference. While we may elect to update forward-looking statements wherever they appear in this prospectus or the documents incorporated by reference herein, we do not assume, and specifically disclaim, any obligation to do so, whether as a result of new information, future events or otherwise, except as required by law.

This prospectus and the documents incorporated by reference herein include statistical and other industry and market data that we obtained from industry publications and research, surveys, and studies conducted by third parties as well as our own estimates. All of the market data used in this prospectus and the documents incorporated by reference herein and therein involve a number of assumptions and limitations, and you are cautioned not to give undue weight to such data. Industry publications and third-party research, surveys, and studies generally indicate that their information has been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. Our estimates of the potential market opportunities for emavusertib include several key assumptions based on our industry knowledge, industry publications, third-party research, and other surveys, which may be based on a small sample size and may fail to accurately reflect market opportunities. While we believe that our internal assumptions are reasonable, no independent source has verified such assumptions.

USE OF PROCEEDS

We are filing the registration statement of which this prospectus forms a part to permit the holders of the shares of our common stock described in the section entitled “Selling Stockholders” to resell such shares. We are not selling any securities under this prospectus and we will not receive any proceeds from the sale or other disposition of shares of our common stock held by the selling stockholders. We will receive the proceeds from any exercise of the October 2026 Warrants for cash, if any.

The selling stockholders will pay discounts, commissions and fees of underwriters, selling brokers, dealer managers or similar securities industry professionals incurred by the selling stockholders in disposing of these shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including filing and printing fees, our counsel and accounting fees and expenses, costs associated with clearing the shares covered by this prospectus for sale under applicable state securities laws and listing fees.

SELLING STOCKHOLDERS

Securities Purchase Agreement

In October 2026, we entered into securities purchase agreements, or the Purchase Agreements, with the selling stockholders for the purchase and sale of 2,574,517 shares of Common Stock and in lieu of common stock to certain selling stockholders, October 2026 Pre-Funded Warrants to purchase up to an aggregate of 14,092,163 shares of Common Stock and October 2026 Common Warrants to purchase up to 16,666,680 shares of Common Stock at an effective combined price of $0.51 per October 2026 Share and accompanying October 2026 Common Warrant (or $0.50 per October 2026 Pre-Funded Warrant and accompanying October 2026 Common Warrant).

October 2026 Common Warrants and October 2026 Pre-Funded Warrants

The October 2026 Common Warrants have an exercise price of $0.60 per share, will be exercisable on April 19, 2027 and will expire on April 19, 2032. The October 2026 Pre-Funded Warrants have an exercise price of $0.01 per share and are exercisable immediately until exercised in full.

Under the terms of the October 2026 Warrants, we may not effect the exercise of any October 2026 Warrant, and the selling stockholders will not have the right to exercise any portion of any October 2026 Warrant if, upon giving effect to such exercise, the aggregate number of shares of Common Stock beneficially owned by the selling stockholder (together with its affiliates) would exceed 4.99% or 9.99%, as applicable, of the number of shares of our Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of such warrant, which percentage may be increased at the selling stockholders’ election upon 61 days’ notice to us subject to the terms of such warrants, provided that such percentage may in no event exceed 19.99%. To the extent that specified beneficial ownership limitations described above restrict the exercise of the October 2026 Common Warrants, a selling stockholder may choose, in lieu of receiving shares of Common Stock upon exercise of such October 2026 Common Warrants, to receive an pre-funded warrant to purchase an identical number of shares of Common Stock it would have received upon the exercise of its October 2026 Common Warrant, except that the applicable exercise price of the applicable October 2026 Common Warrant will instead be the exercise price less $0.01 per share.

In certain circumstances, upon a fundamental transaction (as described in the October 2026 Warrants) and generally including any reclassification, reorganization or recapitalization of our Common Stock, the sale, lease, license, assignment, conveyance, transfer or other disposition of all or substantially all of our assets, our consolidation or merger with or into another person in which we are not the surviving entity, the acquisition of more than 67% of our outstanding Common Stock, or any person or group becoming the beneficial owner of 67% of the voting power of our outstanding Common Stock and in connection with such transaction our Common Stock is converted into or exchanged for other securities, cash or property), the holders of October 2026 Warrants will be entitled to receive upon exercise of such warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the warrants immediately prior to such fundamental transaction.

Notwithstanding anything to the contrary, upon certain fundamental transactions, the holders of the October 2026 Common Warrants will have the right to require us or a successor entity to repurchase such Common Warrants at their value determined using a Black Scholes option pricing formula; provided that if (i) the fundamental transaction is not approved by our Board of Directors, and therefore not within our control, or (ii) the alternate consideration payable to holders of Common Stock in such fundamental transaction consists of equity securities of the successor or acquirer that are quoted or listed on a nationally recognized securities exchange, then the holder of such warrants will only be entitled to receive from us or the successor entity the same type or form of consideration (and in the same proportion), determined based on the value of such warrant using a Black Scholes option pricing formula, that is being offered and paid to the holders of Common Stock in connection with the fundamental transaction.

Registration Rights Agreement

In connection with the October 2026 Private Placement, we entered into a registration rights agreement with the selling stockholders, or the Registration Rights Agreement, pursuant to which we agreed to register for resale the Common Stock and the shares of Common Stock issuable upon exercise of the October 2026 Warrants, or the Registrable Securities, no later than 30 days following the closing date of the October 2026 Private Placement. We have agreed to use commercially reasonable efforts to cause such registration statement to be declared effective as soon as practicable and to keep such registration statement effective until the earlier of the date that all Registrable Securities covered by such registration statement have been sold or can be sold without restriction pursuant to Rule 144 and without the requirement to be in compliance with Rule 144(c)(1) (or any successor thereof) promulgated under the Securities Act of 1933, as amended, or the Securities Act. This registration statement is being filed to satisfy our obligations under the Registration Rights Agreement. We have agreed to be responsible for all fees and expenses incurred in connection with the registration of the Registrable Securities.

Selling Stockholders

This prospectus covers the sale or other disposition by the selling stockholders of up to 33,333,360 shares of our Common Stock consisting of (i) 2,574,517 shares of our common stock, par value $0.01, (ii) 14,092,163 shares of our Common Stock issuable upon the exercise of the October 2026 Pre-Funded Warrants, and (iii) 16,666,680 shares of our Common Stock issuable upon the exercise of outstanding October 2026 Common Warrants (or, in certain circumstances, pre-funded warrants), without giving effect to any beneficial ownership limitations described above.

The shares of Common Stock covered hereby may be offered from time to time by each selling stockholder, provided that the shares of Common Stock issuable upon exercise of the October 2026 Warrants may only be offered after such applicable warrants are exercised by the selling stockholder. We cannot predict when or whether any of the selling stockholders will exercise their October 2026 Warrants.

The table below sets forth, to our knowledge, information concerning the beneficial ownership of shares of our common stock by the selling stockholders as of October 20, 2026. The information in the table below with respect to the selling stockholders has been obtained from the respective selling stockholders. When we refer to the “selling stockholders” in this prospectus, or, if required, a post-effective amendment to the registration statement of which this prospectus is a part, we mean the selling stockholders listed in the table below as offering shares, as well as their respective donees, pledgees, transferees or other successors-in-interest. Throughout this prospectus, when we refer to the shares of our Common Stock being registered on behalf of the selling stockholders, we are referring to the shares of our Common Stock consisting of (i) 2,574,517 shares of our common stock, par value $0.01, (ii) 14,092,163 shares of our Common Stock issuable upon the exercise of October 2026 Pre-Funded Warrants, and (iii) 16,666,680 shares of our Common Stock issuable upon the exercise of the October 2026 Common Warrants (or, in certain circumstances, pre-funded warrants), without giving effect to the beneficial ownership limitations described above. The selling stockholders may sell all, some or none of the shares of Common Stock subject to this prospectus. See “Plan of Distribution” below as it may be supplemented and amended from time to time.

The number of shares of Common Stock beneficially owned prior to the offering for each selling stockholder includes (i) all shares of our Common Stock held by such selling stockholder as of October 20, 2026 or such shares the selling stockholder has the right to acquire within 60 days of October 20, 2026, and (ii) all shares issuable upon the exercise of the October 2026 Warrants held by such selling stockholder, in each case, without giving effect to the beneficial ownership limitations described above. The percentages of shares owned before and after the offering are based on 6,679,229 shares of common stock outstanding as of October 20, 2026, and 30,758,843 shares issuable pursuant to the exercise of the Warrants.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to our Common Stock. Generally, a person “beneficially owns” shares of our common stock if the person has or shares with others the right to vote those shares or to dispose of them, or if the person has the right to acquire voting or disposition rights within 60 days. The inclusion of any shares in this table does not constitute an admission of beneficial ownership for any selling stockholder named below.

	Shares of Common		Number of	Shares of Common
	Stock Beneficially		Shares of	Stock to be Beneficially
	Owned Prior to the		Common Stock	Owned After the
	Offering(3)		Being	Offering (2)(3)
Name of Selling Stockholder	Number	Percentage	Offered (1)	Number	Percentage
Entities affiliated with Bleichroeder LP (4)	14,094,301	68.5%	19,607,848	4,290,377	10.3%
Armistice Capital, LLC (5)	4,089,297	38.0%	3,921,570	2,128,512	5.4%
Stonepine Capital LP (6)	1,314,228	17.1%	1,960,786	333,835	*
Lytton-Kambara Foundation (7)	1,263,997	16.6%	1,960,786	283,604	*
Funicular Funds, LP (8)	1,180,394	15.8%	1,960,786	200,001	*
Robert Forster (9)	718,438	10.2%	1,372,550	32,163	*
Alta Partners, LLC (10)	299,119	4.5%	588,238	5,000	*
Alumni Capital LP (11)	339,003	5.0%	588,238	44,884	*
District 2 Capital Fund LP (12)	282,507	4.2%	490,200	37,407	*
Intracoastal Capital, LLC (13)	255,595	3.8%	490,200	10,495	*
Boothbay Absolute Return Strategies, LP (14)	183,531	2.7%	313,726	26,668	*
Kingsbrook Opportunities Master Fund LP (15)	45,884	*	78,432	6,668	*

* Less than 1%

(1)	The number of shares of our Common Stock in the column “Number of Shares of Common Stock Being Offered” represents all of the shares of our Common Stock issued in this offering and issuable upon the exercise of the October 2026 Warrants held by a selling stockholder that a selling stockholder may offer and sell from time to time under this prospectus, without giving effect to the beneficial ownership limitations described above. We cannot predict when or whether any of the selling stockholders will exercise their Warrants.

(2)	We do not know when or in what amounts a selling stockholder may offer shares for sale. The selling stockholders might not sell any or might sell all of the shares offered by this prospectus. Because the selling stockholders may offer all or some of the shares pursuant to this offering, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares, we cannot estimate the number of the shares that will be held by the selling stockholders after completion of the offering. However, for purposes of this table, we have assumed that, after completion of the offering each selling stockholder exercises their October 2026 Warrants and none of the shares covered by this prospectus will be held by the selling stockholders.

(3)	In addition to the Shares of Common Stock Being Offered, the Shares Beneficially Owned Before and After the Offering include: (i) shares of common stock issuable upon exercise of pre-funded warrants issued in connection with our August 2026 public offering or August 2026 Pre-Funded Warrants, our January 2026 private placement or January 2026 Pre-Funded Warrants, our July 2025 private placement or July 2025 Pre-Funded Warrants and our March 2025 private placement or March 2025 Pre-Funded Warrants; and (ii) shares of common stock issuable upon exercise of warrants issued in connection with our August 2026 public offering or August 2026 Common Warrants, our January 2026 private placement or January 2026 Series A Common Warrants, our January 2026 private placement or January 2026 Series C Common Warrants, collectively January 2026 Warrants, our July 2025 private placement or July 2025 Common Warrants and our March 2025 private placement or March 2025 Common Warrants and our October 2024 private placement or October 2024 Common Warrants.

(4)	Entities affiliated with Bleichroeder LP: The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of the following:

	21 April Fund LP	21 April Fund Ltd	The Nina Gorrissen 2014 Trust fbo Michael M. Kellen and his Descendants	Total
Common stock	58,940	131,176	-	190,116
October 2026 Pre-Funded Warrants	3,045,100	6,758,824	-	9,803,924
August 2026 Pre-Funded Warrants	412,000	921,333	466,667	1,800,000
July 2025 Pre-Funded Warrants	17,106	37,840	-	54,946
March 2025 Pre-Funded Warrants	5,057	10,747	-	15,804
August 2026 Common Warrants	412,000	921,333	466,667	1,800,000
January 2026 Series A Common Warrants	40,934	92,400	-	133,334
January 2026 Series C Common Warrants	40,934	92,400	-	133,334
July 2025 Common Warrants	17,106	37,840	-	54,946
March 2025 Common Warrants	26,598	56,521	-	83,119
October 2024 Common Warrants	7,929	16,849	-	24,778

Excluded from the “Shares of Stock Beneficially Owned Prior to the Offering” are 9,803,924 October 2026 common warrants which are exercisable beginning April 19,2027.

The shares reported under “Shares of Common Stock Beneficially Owned After the Offering” consist of the following:

	21 April Fund LP	21 April Fund Ltd	The Nina Gorrissen 2014 Trust fbo Michael M. Kellen and his Descendants	Total
Common stock	58,940	131,176	-	190,116
August 2026 Pre-Funded Warrants	412,000	921,333	466,667	1,800,000
July 2025 Pre-Funded Warrants	17,106	37,840	-	54,946
March 2025 Pre-Funded Warrants	5,057	10,747	-	15,804
August 2026 Common Warrants	412,000	921,333	466,667	1,800,000
January 2026 Series A Common Warrants	40,934	92,400	-	133,334
January 2026 Series C Common Warrants	40,934	92,400	-	133,334
July 2025 Common Warrants	17,106	37,840	-	54,946
March 2025 Common Warrants	26,598	56,521	-	83,119
October 2024 Common Warrants	7,929	16,849	-	24,778

Each of the warrants above are subject to a beneficial ownership limitation of 9.99%, which restricts the stockholder from exercising that portion of the warrants that would result in the stockholder and its affiliates owning, after exercise, a number of shares of common stock in excess of the beneficial ownership limitation. Bleichroeder LP and Andrew Gundlach have voting and dispositive power with respect to the shares held by 21 April Fund, L.P. and 21 April Fund, Ltd. Michael M. Kellen is the portfolio manager of Bleichroeder LP and in such capacity has voting and dispositive power with respect to the shares. The address of 21 April Fund, L.P. and 21 April Fund, Ltd. is 1345 Avenue of the Americas, 47th Floor, New York, NY 10105-4700.

(5)	Armistice Capital, LLC: The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of the following:

October 2026 Pre-Funded Warrants	1,960,785
August 2026 Common Warrants	1,833,333
March 2025 Common Warrants	270,402
October 2024 Common Warrants	24,777

Excluded from the “Shares of Stock Beneficially Owned Prior to the Offering” are 1,960,785 October 2026 common warrants which are exercisable beginning April 19,2027.

The shares reported under “Shares of Common Stock Beneficially Owned After the Offering” consist of the following:

August 2026 Common Warrants	1,833,333
March 2025 Common Warrants	270,402
October 2024 Common Warrants	24,777

Each of the pre-funded warrants above are subject to a beneficial ownership limitation of 9.99%; each of the warrants above are subject to a beneficial ownership limitation of 4.99%, which restricts the stockholder from exercising that portion of the warrants that would result in the stockholder and its affiliates owning, after exercise, a number of shares of common stock in excess of the beneficial ownership limitation. The securities are directly held by Armistice Capital Master Fund Ltd., a Cayman Islands exempted company (the “Master Fund”) and may be deemed to be beneficially owned by: (i) Armistice Capital, LLC, or Armistice Capital, as the investment manager of the Master Fund; and (ii) Steven Boyd, as the Managing Member of Armistice Capital. The address of Armistice Capital Master Fund Ltd. is c/o Armistice Capital, LLC, 510 Madison Avenue, 7th Floor, New York, NY 10022.

(6)	Stonepine Capital, LP: The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of the following:

Common stock	325,501
October 2026 Pre-Funded Warrants	655,393
January 2026 Series A Common Warrants	166,667
January 2026 Series C Common Warrants	166,667

Excluded from the “Shares of Stock Beneficially Owned Prior to the Offering” are 980,393 October 2026 common warrants which are exercisable beginning April 19,2027.

The shares reported under “Shares of Common Stock Beneficially Owned After the Offering” consist of the following:

Common stock	501
January 2026 Series A Common Warrants	166,667
January 2026 Series C Common Warrants	166,667

Each of the October 2026 Warrants above are subject to a beneficial ownership limitation of 4.99%, each of the January 2026 Warrants above are subject to a beneficial ownership limitation of 9.99% which restricts the stockholder from exercising that portion of the warrants that would result in the stockholder and its affiliates owning, after exercise, a number of shares of common stock in excess of the beneficial ownership limitation. Jon M. Plexico is the Managing Member of the General Partner and has voting and dispositive power with respect to the shares held by Stonepine Capital, LP. The address for Stonepine Capital, LP is 2900 NW Clearwater Dr., Ste. 100-11, Bend, OR 97703.

(7)	Lytton-Kambara Foundation: The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of the following:

Common stock	325,000
October 2026 Pre-Funded Warrants	655,393
January 2026 Series A Common Warrants	133,334
January 2026 Series C Common Warrants	133,334
July 2025 Common Warrants	10,989
October 2024 Common Warrants	5,947

Excluded from the “Shares of Stock Beneficially Owned Prior to the Offering” are 980,393 October 2026 common warrants which are exercisable beginning April 19,2027.

The shares reported under “Shares of Common Stock Beneficially Owned After the Offering” consist of the following:

January 2026 Series A Common Warrants	133,334
January 2026 Series C Common Warrants	133,334
July 2025 Common Warrants	10,989
October 2024 Common Warrants	5,947

Each of the warrants above are subject to a beneficial ownership limitation of 4.99%, which restricts the stockholder from exercising that portion of the warrants that would result in the stockholder and its affiliates owning, after exercise, a number of shares of common stock in excess of the beneficial ownership limitation. Laurence Lytton is the Managing Member of the Lytton-Kambara Foundation and has voting and dispositive power with respect to the shares held by Lytton-Kambara Foundation. The registered address for Lytton-Kambara Foundation is 467 Central Park West 17A, New York, NY 10025.

(8)	Funicular Funds, LP: The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of the following:

Common stock	391,667
October 2026 Pre-Funded Warrants	655,393
January 2026 Series A Common Warrants	66,667
January 2026 Series C Common Warrants	66,667

Excluded from the “Shares of Stock Beneficially Owned Prior to the Offering” are 980,393 October 2026 common warrants which are exercisable beginning April 19,2027.

The shares reported under “Shares of Common Stock Beneficially Owned After the Offering” consist of the following:

Common stock	66,667
January 2026 Series A Common Warrants	66,667
January 2026 Series C Common Warrants	66,667

Each of the warrants above are subject to a beneficial ownership limitation of 4.99%, which restricts the stockholder from exercising that portion of the warrants that would result in the stockholder and its affiliates owning, after exercise, a number of shares of common stock in excess of the beneficial ownership limitation. The General Partner of Funicular Funds, LP is Cable Car Capital, LP. Jacob Ma-Weaver is the Managing Member of the General Partner of Cable Car Capital, LP and sole individual responsible for voting and disposition of the securities. The address for Funicular Funds, LP is 601 California Street, Suite 1151, San Francisco, CA 94108.

(9)	Robert Forster: The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of the following:

Common stock	325,000
October 2026 Pre-Funded Warrants	361,275
January 2026 Series A Common Warrants	13,334
January 2026 Series C Common Warrants	13,334
July 2025 Common Warrants	5,495

Excluded from the “Shares of Stock Beneficially Owned Prior to the Offering” are 686,275 October 2026 common warrants which are exercisable beginning April 19,2027.

The shares reported under “Shares of Common Stock Beneficially Owned After the Offering” consist of the following:

Common stock	-
January 2026 Series A Common Warrants	13,334
January 2026 Series C Common Warrants	13,334
July 2025 Common Warrants	5,495

Each of the October 2026 Warrants above are subject to a beneficial ownership limitation of 4.99%, each of the January 2026 Warrants above are subject to a beneficial ownership limitation of 9.99% which restricts the stockholder from exercising that portion of the warrants that would result in the stockholder and its affiliates owning, after exercise, a number of shares of common stock in excess of the beneficial ownership limitation. Mr. Forster has sole voting and dispositive power with respect to the shares held by him.

(10)	Alta Partners, LLC: The shares reported under “Shares of Common Stock Beneficially Owned Prior the Offering” consist of the following:

Common stock	294,119
August 2026 Common Warrants	5,000

Excluded from the “Shares of Stock Beneficially Owned Prior to the Offering” are 294,119 October 2026 common warrants which are exercisable beginning April 19,2027.

The shares reported under “Shares of Common Stock Beneficially Owned After the Offering” consist of the following:

August 2026 Common Warrants	5,000

Each of the warrants above are subject to a beneficial ownership limitation of 4.99%, which restricts the stockholder from exercising that portion of the warrants that would result in the stockholder and its affiliates owning, after exercise, a number of shares of common stock in excess of the beneficial ownership limitation. Steven Cohen is the Managing Member of Alta Partners, LLC and sole individual responsible for voting and disposition of the securities. The address for Alta Partners, LLC is 1205 Franklin Ave., Suite 320, Garden City, NY 11530.

(11)	Alumni Capital LP: The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of the following:

Common stock	294,119
January 2026 Series A Common Warrants	16,667
January 2026 Series C Common Warrants	16,667
July 2025 Common Warrant	6,594
October 2024 Common Warrant	4,956

Excluded from the “Shares of Stock Beneficially Owned Prior to the Offering” are 294,119 October 2026 common warrants which are exercisable beginning April 19,2027.

The shares reported under “Shares of Common Stock Beneficially Owned After the Offering” consist of the following:

January 2026 Series A Common Warrants	16,667
January 2026 Series C Common Warrants	16,667
July 2025 Common Warrant	6,594
October 2024 Common Warrant	4,956

Each of the warrants above are subject to a beneficial ownership limitation of 4.99%, which restricts the stockholder from exercising that portion of the warrants that would result in the stockholder and its affiliates owning, after exercise, a number of shares of common stock in excess of the beneficial ownership limitation. Ashkan Mapar is the General Partner and has voting and dispositive power with respect to the shares held by Alumni Capital LP. The address of Alumni Capital LP is 601 Brickell Key Dr., Suite 700, Miami, FL 33131.

(12)	District 2 Capital Fund LP: The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of the following:

Common stock	245,100
January 2026 Series A Common Warrants	16,667
January 2026 Series C Common Warrants	16,667
July 2025 Common Warrant	1,099
October 2024 Common Warrant	2,974

Excluded from the “Shares of Stock Beneficially Owned Prior to the Offering” are 245,100 October 2026 common warrants which are exercisable beginning April 19,2027.

The shares reported under “Shares of Common Stock Beneficially Owned After the Offering” consist of the following:

January 2026 Series A Common Warrants	16,667
January 2026 Series C Common Warrants	16,667
July 2025 Common Warrant	1,099
October 2024 Common Warrant	2,974

Each of the warrants above are subject to a beneficial ownership limitation of 4.99%, which restricts the stockholder from exercising that portion of the warrants that would result in the stockholder and its affiliates owning, after exercise, a number of shares of common stock in excess of the beneficial ownership limitation. Michael Bigger is the Managing Member of the GP and has voting and dispositive power with respect to the shares held by District 2 Capital Fund LP. The address of District 2 Capital Fund LP is 14 Wall Street, 2nd Floor, Huntington, NY 11743.

(13)	Intracoastal Capital LLC: The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of the following:

Common stock	250,100
July 2025 Common Warrants	5,495

Excluded from the “Shares of Stock Beneficially Owned Prior to the Offering” are 245,100 October 2026 common warrants which are exercisable beginning April 19,2027.

The shares reported under “Shares of Common Stock Beneficially Owned After the Offering” consist of the following:

Common stock	5,000
July 2025 Common Warrants	5,495

Each of the warrants above are subject to a beneficial ownership limitation of 4.99%, which restricts the stockholder from exercising that portion of the warrants that would result in the stockholder and its affiliates owning, after exercise, a number of shares of common stock in excess of the beneficial ownership limitation. Mitchell P. Kopin, or Mr. Kopin and Daniel B. Asher, or Mr. Asher, each of whom are managers of Intracoastal Capital LLC, or Intracoastal, have shared voting control and investment discretion over the securities reported herein that are held by Intracoastal. As a result, each of Mr. Kopin and Mr. Asher may be deemed to have beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of the securities reported herein that are held by Intracoastal. The address for Intracoastal is Our address is 245 Palm Trail, Delray Beach, FL 33483.

(14)	Boothbay Absolute Return Strategies, LP: The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of the following:

Common stock	156,863
January 2026 Series A Common Warrants	13,334
January 2026 Series C Common Warrants	13,334

Excluded from the “Shares of Stock Beneficially Owned Prior to the Offering” are 156,863 October 2026 common warrants which are exercisable beginning April 19,2027.

The shares reported under “Shares of Common Stock Beneficially Owned After the Offering” consist of the following:

January 2026 Series A Common Warrants	13,334
January 2026 Series C Common Warrants	13,334

Each of the warrants above are subject to a beneficial ownership limitation of 4.99%, which restricts the stockholder from exercising that portion of the warrants that would result in the stockholder and its affiliates owning, after exercise, a number of shares of common stock in excess of the beneficial ownership limitation. Boothbay Absolute Return Strategies, LP, a Delaware limited partnership, or BBARS. BBARS is managed by Boothbay Fund Management, LLC, a Delaware limited liability company, or Boothbay. Boothbay, in its capacity as the investment manager of BBARS, has delegated to Kingsbrook Partners LP, a Delaware limited partnership or Kingsbrook Partners, the power to vote and the power to direct the disposition of all securities held by BBARS that are being registered hereby. Ari Glass is the Managing Member of Boothbay. Each of BBARS, Boothbay and Mr. Glass disclaim beneficial ownership of these securities, except to the extent of any pecuniary interest therein. The address for BBARS is c/o Kingsbrook Partners 689 Fifth Avenue, 12th Floor, New York, NY 10022.

(15)	Kingsbrook Opportunities Master Fund LP: The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of the following:

Common stock	39,216
January 2026 Series A Common Warrants	3,334
January 2026 Series C Common Warrants	3,334

Excluded from the “Shares of Stock Beneficially Owned Prior to the Offering” are 39,216 October 2026 common warrants which are exercisable beginning April 19,2027.

The shares reported under “Shares of Common Stock Beneficially Owned After the Offering” consist of the following:

January 2026 Series A Common Warrants	3,334
January 2026 Series C Common Warrants	3,334

Each of the warrants above are subject to a beneficial ownership limitation of 4.99%, which restricts the stockholder from exercising that portion of the warrants that would result in the stockholder and its affiliates owning, after exercise, a number of shares of common stock in excess of the beneficial ownership limitation. Kingsbrook Partners, is the investment manager of Kingsbrook Opportunities Master Fund LP or Kingsbrook Opportunities and consequently has voting control and investment discretion over securities held by Kingsbrook Opportunities. Kingsbrook Opportunities GP LLC, or Opportunities GP, is the general partner of Kingsbrook Opportunities and may be considered the beneficial owner of any securities deemed to be beneficially owned by Kingsbrook Opportunities. KB GP LLC, or GP LLC, is the general partner of Kingsbrook Partners and may be considered the beneficial owner of any securities deemed to be beneficially owned by Kingsbrook Partners. Ari J. Storch, Adam J. Chill and Scott M. Wallace are the sole managing members of Opportunities GP and GP LLC and as a result may be considered beneficial owners of any securities deemed beneficially owned by Opportunities GP and GP LLC. Each of Kingsbrook Partners, Opportunities GP, GP LLC and Messrs. Storch, Chill and Wallace disclaim beneficial ownership of these securities. The address for Kingsbrook Opportunities Master Fund LP is 689 Fifth Avenue, 12th Floor, New York, NY 10022.

PLAN OF DISTRIBUTION

The selling stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales and settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted by applicable law.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933, as amended (the “Securities Act”), amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering. Upon any exercise of the warrants by payment of cash, however, we will receive the exercise price of the warrants.

The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule.

The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling stockholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the shares of our common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealers or underwriters, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Securities Exchange Act of 1934, as amended, may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, to the extent applicable, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the selling stockholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

We have agreed with the selling stockholders to use commercially reasonable efforts to cause the registration statement of which this prospectus constitutes a part to remain continuously effective until the earlier of (1) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with such registration statement or (2) the date on which all of the shares may be sold without restriction pursuant to Rule 144 of the Securities Act.

LEGAL MATTERS

The validity of the shares of the common stock offered hereby has been passed upon for us by Latham & Watkins LLP.

EXPERTS

The financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2025 have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the Company’s ability to continue as a going concern as described in Note 1 to the financial statements) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at http://www.curis.com. Our website is not a part of this prospectus and is not incorporated by reference in this prospectus.

This prospectus is part of a registration statement we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information about us and our consolidated subsidiaries and our common stock. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings and the exhibits attached thereto. You should review the complete document to evaluate these statements. You can obtain a copy of the registration statement from the SEC’s website.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference into this prospectus much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below (File No. 000-30347) and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed) between the date of the registration statement and the effectiveness of the registration statement and following the effectiveness of the registration statement until the offering of securities under the registration statement is terminated or completed:

•	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, as filed with the Commission on March 24, 2026 including the information specifically incorporated by reference into the Annual Report on Form 10-K from the Registrant’s definitive proxy statements for the Company’s 2026 Special Meetings for Stockholders filed on February 19, 2026, June 5, 2026 and November 2, 2026 and the 2026 Annual Meeting of Stockholders filed on April 21, 2026.

•	The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2026, as filed with the Commission on May 13, 2026, Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2026, as filed with the Commission on August 14, 2026 and Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2026, as filed with the Commission on November 13, 2026.

•	The Registrant’s Current Reports on Form 8-K as filed with the Commission on January 8, 2026, February 9, 2026, March 17, 2026, May 1, 2026, May 22, 2026, June 25, 2026, July 1, 2026 (as amended by the Form 8-K/A as filed with the Commission on July 1, 2026), July 2, 2026, July 30, 2026, October 19, 2026 and November 6, 2026.

•	The description of the Common Stock contained in the Registrant’s Registration Statement on Form 8-A as filed with the Commission on April 13, 2000, as the description therein has been updated and superseded by the description of the Registrant’s capital stock contained in Exhibit 4.2 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, as filed with the Commission on March 24, 2026, and including any amendments and reports filed for the purpose of updating such description.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

Curis, Inc.

128 Spring Street

Building C – Suite 500

Lexington, MA 02421

Attn: Chief Financial Officer

(617) 503-6500

33,333,360 Shares

Common Stock

PROSPECTUS

, 2026

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the various expenses to be incurred in connection with the sale and distribution of the securities being registered hereby, all of which will be borne by the Registrant (except any discounts, commissions and fees of underwriters, selling brokers, dealer managers or similar securities industry professionals or other expenses incurred by the selling stockholders in disposing of the shares). All amounts shown are estimates except the SEC registration fee.

SEC registration fee	$1,765.96
Accounting services	15,000.00
Legal fees of registrant’s counsel	25,000.00
Miscellaneous	5,000.00
Total	$46,765.96

Item 15. Indemnification of Directors and Officers.

The following summary is qualified in its entirety by reference to the complete Delaware General Corporation Law, or the DGCL, and our certificate of incorporation and by-laws.

Section 145 of the DGCL provides, generally, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (except actions by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation against all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. A corporation may similarly indemnify such person for expenses actually and reasonably incurred by such person in connection with the defense or settlement of any action or suit by or in the right of the corporation, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in the case of claims, issues and matters as to which such person shall have been adjudged liable to the corporation, provided that a court shall have determined, upon application, that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

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Section 102(b)(7) of the DGCL provides, generally, that our certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director or officer to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director or officer, provided that such provision may not eliminate or limit the liability of (i) a director or officer for any breach of the director’s or officer’s duty of loyalty to the corporation or its shareholders, (ii) a director or officer for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) a director under Section 174 of the DGCL, (iv) a director or officer for any transaction from which the director or officer derived an improper personal benefit, or (v) an officer in any action by or in the right of the corporation. No such provision may eliminate or limit the liability of a director or officer for any act or omission occurring prior to the date when such provision became effective.

Article Sixth of our certificate of incorporation provides that no director shall be personally liable to us or any of our stockholders for any monetary damages for any breach of fiduciary duty as a director of Curis, except to the extent that the DGCL prohibits the elimination or limitation of liability of directors for breach of fiduciary duty.

Article Eighth of our certificate of incorporation provides, in general, that we shall indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of Curis), by reason of the fact that such person is or was, or has agreed to become, a director or officer of Curis, or is or was serving or has agreed to serve, at the request of Curis, as a director, officer or trustee of, or in a similar capacity with, another corporation (including any partially or wholly owned subsidiary of the Registrant), partnership, joint venture, trust or other enterprise (including any employee benefit plan), against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any such action, suit or proceeding to the maximum extent permitted by the DGCL. The foregoing right of indemnification is in no way exclusive of any other rights of indemnification to which any such director or officer may be entitled, under any by-law, agreement, vote of directors or stockholders or otherwise.

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In addition to the indemnification provided by our certificate of incorporation and under the DGCL, we have entered into indemnification agreements with our executive officers and directors. The indemnification agreements provide that each such person:

•	shall be indemnified by Curis against all expenses (including attorneys’ fees), judgments, fines, penalties and amounts paid in settlement incurred in connection with any litigation or other legal proceeding (other than an action by or in the right of Curis) brought against him or her by virtue of his or her position as an officer or director of Curis if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of Curis, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful; and

•	shall be indemnified by Curis against all expenses (including attorneys’ fees) and, to the extent permitted by law, amounts paid in settlement incurred in connection with any action by or in the right of Curis brought against him or her by virtue of his or her position as an officer or director of Curis if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of Curis, except that no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to Curis, unless a court determines that, despite such adjudication but in view of all of the circumstances, he or she is fairly and reasonably entitled to indemnification of such expenses.

Notwithstanding the foregoing, to the extent that an officer or director has been successful, on the merits or otherwise, he or she is required to be indemnified by us against all expenses (including attorneys’ fees) incurred in connection with defending any proceeding to the extent that we do not assume the defense of such proceeding. Expenses shall be advanced to an officer or director, provided that he or she undertakes to repay the amount advanced if it is ultimately determined that he or she is not entitled to indemnification for such expenses.

Indemnification is required to be made unless we determine that the applicable standard of conduct required for indemnification has not been met. As a condition precedent to the right of indemnification, the officer or director must give us notice of the action for which indemnity is sought and we have the right to participate in such action or assume the defense thereof.

Under the Registration Rights Agreement, each selling stockholder agreed, severally but not jointly, to indemnify and hold harmless, to the fullest extent permitted by law, Curis, its directors, officers, employees, stockholders and each person who controls Curis (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expense (including reasonable attorney fees) resulting from any untrue statement of a material fact or any omission of a material fact required to be stated in this registration statement or amendment or supplement thereto or necessary to make the statements herein not misleading, to the extent, but only to the extent that such untrue statement or omission is contained in any information furnished in writing by such selling stockholder to Curis specifically for inclusion in this registration statement or amendment or supplement hereto.

We maintain a general liability insurance policy which covers certain liabilities of directors and officers of Curis arising out of claims based on acts or omissions in their capacities as directors or officers.

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Item 16. Exhibits.

Exhibit Index

Exhibit No.	Description
4.1	Securities Purchase Agreement, dated October 16, 2026, by and among the Company and the Purchasers named therein (incorporated by reference from Exhibit 10.1 of the Company’s 8-K filed on October 19, 2026)
4.2	Registration Rights Agreement, dated October 16, 2026, by and among the Company and the Purchasers named therein (incorporated by reference from Exhibit 10.2 of the Company’s 8-K filed on October 19, 2026)
4.3	Form of Pre-Funded Warrant issued pursuant to the Securities Purchase Agreement, dated October 16, 2026, by and among Curis, Inc. and the Purchasers named therein (incorporated by reference from Exhibit 4.1 of the Company’s 8-K filed on October 19, 2026)
4.4	Form of Common Warrant issued pursuant to the Securities Purchase Agreement, dated October 16, 2026, by and among Curis, Inc. and the Purchasers named therein (incorporated by reference from Exhibit 4.2 of the Company’s 8-K filed on October 19, 2026)
5.1	Opinion of Latham & Watkins LLP
23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1.)
23.2	Consent of PricewaterhouseCoopers LLP
24.1	Powers of Attorney (included in the signature pages to the Registration Statement)
107	Filing Fee Table

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Item 17. Undertakings.

The undersigned Registrant hereby undertakes:

(a)(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)	to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” exhibit to the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2)	That, for the purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

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(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;. provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the indemnification provisions described herein, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Lexington, Commonwealth of Massachusetts, on November 13, 2026.

CURIS, INC.

By:	/s/ James E. Dentzer
Name: James E. Dentzer
Title: President and Chief Executive Officer

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SIGNATURES AND POWER OF ATTORNEY

We, the undersigned officers and directors of Curis, Inc. hereby severally constitute and appoint James E. Dentzer and Diantha Duvall, and each of them singly, our true and lawful attorneys-in-fact with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-3 filed herewith and any and all amendments (including post-effective amendments) to said Registration Statement, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all such things in our name and on our behalf in our capacities as officers and directors to enable Curis, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ James E. Dentzer
James E. Dentzer	President, Chief Executive Officer and Director (Principal Executive Officer)	November 13, 2026

/s/ Diantha Duvall
Diantha Duvall	Chief Financial Officer (Principal Financial and Accounting Officer)	November 13, 2026

/s/ Martyn D. Greenacre
Martyn D. Greenacre	Chairman of the Board of Directors	November 13, 2026

/s/ Anne E. Borgman
Anne E. Borgman	Director	November 13, 2026

/s/ John A. Hohneker
John A. Hohneker	Director	November 13, 2026

/s/ Kenneth I. Kaitin
Kenneth I. Kaitin	Director	November 13, 2026

/s/ Marc Rubi
Marc Rubin	Director	November 13, 2026

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